EXHIBIT 99.1

FORM 3 JOINT FILER INFORMATION

Names of Joint Filers:   Andrew N. Schiff, M.D.
Aisling Capital III, LP
Aisling Capital Partners III, LP
Aisling Capital Partners III, LLC
Dennis J. Purcell
Steve Elms
Address of Joint Filers:  c/o Aisling Capital Partners
888 Seventh Avenue
New York, NY 10106
Designated Filer:   Andrew N. Schiff, M.D.
Issuer and Ticker Symbol:  ZELTIQ Aesthetics, Inc.  (ZLTQ)
Date of Event:    October 18, 2011
Signatures of Joint Filers:
AISLING CAPITAL III, LP  /s/ Andrew N. Schiff
 Andrew N. Schiff, M.D.
By: Aisling Capital Partners III, LP
 Its General Partner
By: Aisling Capital Partners III, LLC  /s/ Dennis J. Purcell
 Its General Partner Dennis J. Purcell
 By:  /s/ Lloyd Appel
Lloyd Appel, CFO   /s/ Steve Elms
 Steve Elms
AISLING CAPITAL PARTNERS III, LP
By: Aisling Capital Partners III, LLC
 Its General Partner
 By:  /s/ Lloyd Appel
Lloyd Appel, CFO
AISLING CAPITAL PARTNERS III, LLC
By:  /s/ Lloyd Appel
Lloyd Appel, CFO
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